EXHIBIT 10.1

CONSENT UNDER AND FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS CONSENT UNDER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of April 24, 2020, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), lenders party thereto (each of such lenders, together with its successors and permitted assigns, collectively, “Lender”), and SEASPINE HOLDINGS CORPORATION, a Delaware corporation (“Parent”), as Parent and as Guarantor, SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation (“SeaSpine Orthopedics“), SEASPINE, INC., a Delaware corporation (“SeaSpine Inc.”), ISOTIS, INC., a Delaware corporation (“IsoTis Inc.”), SEASPINE SALES LLC, a Delaware limited liability company (“SeaSpine Sales”), THEKEN SPINE, LLC, an Ohio limited liability company (“Theken Spine”), and ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation (“IsoTis OrthoBiologics”; together with SeaSpine Orthopedics, SeaSpine Inc., IsoTis Inc., Theken Spine, and SeaSpine Sales are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Unless otherwise provided herein, capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement referred to below.

RECITALS

A.Pursuant to that certain Amended and Restated Credit Agreement dated as of July 27, 2018, by and among Parent, Borrowers, Agent and Lender (as may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”), Lender agreed to make available to Borrowers a secured revolving loan facility.

B.Borrowers have requested that Agent and Lender amend certain terms and conditions of the Credit Agreement, and Agent and Lender have so agreed subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Limited Consent. Subject to the terms and conditions contained herein, Agent and Lender hereby consent to the incurrence of PPP Debt (as hereinafter defined) by the Loan Parties.

2.Amendments. The Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in appropriate alphabetical order therein to read as follows:

“AAPP” means the Accelerated and Advance Payments Program under the CARES Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub.L. No. 116-136), as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for United States dollar- denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:

(a)a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to Administrative Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark

Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.12(d)(iii).

“Early Opt-in Election” means the occurrence of:

(a)(i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to Administrative Borrower) that the Required Lenders have determined that United States dollar- denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12(d)(iii) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(b)(i) the election by Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Administrative Borrower and the Lenders or by the Required Lenders of written notice of such election to Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Paycheck Protection Program” means Title I of the Coronavirus Aid, Relief and Economic Security Act (the Paycheck Protection Program), as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“PPP Permitted Purposes” means, with respect to the use of proceeds of any PPP Debt, the purposes set forth in Section 1106(b) of the Paycheck Protection Program and otherwise in compliance with all other provisions or requirements of the Paycheck Protection Program applicable in order for the entire amount of the PPP Debt to be eligible for forgiveness.

“PPP Debt” has the meaning ascribed thereto in clause (v) of the definition of “Permitted Indebtedness”.

“PPP Debt Documents” means any applications, loan documentation and other information submitted to the lender servicing the PPP Debt or any Governmental Authority (including the Small Business Administration) with respect to the PPP Debt.

“PPP Forgiveness Date” means five (5) Business Days after the date that the Loan Parties obtain a final determination by the lender of the PPP Debt in the exercise of its reasonable discretion (and, to the extent required, the Small Business Administration) (or such longer period as may be approved in writing by Agent) regarding the amount of PPP Debt, if any, that will be forgiven pursuant to the provisions of the Paycheck Protection Program.

“PPP Unforgiven Debt” means that amount of the PPP Debt that has been determined by the lender of the PPP Debt in the exercise of its reasonable discretion (or the Small Business Administration) to be ineligible for forgiveness pursuant to the provisions of the Paycheck Protection Program; provided that PPP Debt (or the applicable portion thereof) is deemed PPP Unforgiven Debt if (a) the Loan Parties do not timely file an application for forgiveness or do not include any portion of the PPP Debt in an application for forgiveness, (b) any Loan Party gives notice to the Agent that the PPP Debt will be PPP Unforgiven Debt, or (c) the Agent obtains actual knowledge that the PPP Debt will be PPP Unforgiven Debt.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Small Business Administration” means the U.S. Small Business Administration.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New
York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Health Care Laws” in its entirety to read as follows:

“Health Care Laws” means all Requirements of Law relating to:
(a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and § 1395(q)), the civil False Claims Act (31 U.S.C.
§ 3729 et seq.), the federal health care program exclusion provisions (42
U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a- 7a), and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) any Government Reimbursement Program; (c) the licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors (including all statutes and regulations administered by any Regulatory Authority);
(d) the operation of any health care facility or the provision of, or payment for, items or supplies; (e) quality, safety certification and accreditation standards and requirements; (f) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments;

(g) HIPAA and Other Privacy Laws; (h) the billing, coding or submission of health care claims for reimbursement; (i) the practice of medicine and other health care professions or the organization of medical or professional entities; (j) fee-splitting prohibitions; (k) requirements for maintaining federal, state and local tax-exempt status of Borrower; (l) charitable trusts or charitable solicitation laws; (m) health planning or rate-setting laws, including laws regarding certificates of need and certificates of exemption;
(n) the CARES Act and any programs, loans and/or funds accessed and/or administered under the CARES Act; and (o) any and all other applicable federal, state or local health care laws, rules, codes, regulations, manuals, orders, ordinances, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time.

(a)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Material Contract” in its entirety to read as follows:
“Material Contract” means, with respect to any Person, agreements and contracts required to be disclosed with respect to such Person under Item 15 of Form 10-K promulgated under the Exchange Act, as amended, including the PPP Debt Documents, the Transition Agreements and those set forth on Item B.10 of Exhibit P-1.

(b)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the last sentence of the definition of “Obligations” to read as follows:

Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding and for the avoidance of doubt shall not include any PPP Debt.

(c)Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Permitted Indebtedness” by (A) deleting “and” at the end of subsection (u) therein;
(B) making subsection (v) therein the new subsection (w); and (C) inserting the following new subsection (v) therein immediately preceding subsection (w) to read as follows:

(v) (i) unsecured Indebtedness in an aggregate principal amount not to exceed $7,173,100.00 advanced by (i) any Governmental Authority (including the Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the Small Business Administration), in each case under this clause (v), pursuant to the Paycheck Protection Program (such unsecured Indebtedness, “PPP Debt”); provided that, unless otherwise approved by Agent, (A) no Event of Default shall have occurred and be continuing at the time of incurrence thereof, and (B) PPP Debt shall (1) be used by the Loan Parties and their Subsidiaries solely for PPP Permitted Purposes, including that no more than twenty five percent (25%) in the aggregate of such PPP Debt shall be used for purposes other than for eligible payroll costs as set forth under the Paycheck Protection Program or otherwise repaid to the lender of the PPP Debt, (2) have a maturity date not less than two (2) years after the date of incurrence of the PPP Debt, (3) bear interest at a rate not greater than one percent

(1%) per annum, (4) not require any payments of principal during the first six (6) months following the date of the advance of the PPP Debt, and (5) otherwise have terms customary for loans made pursuant to the Paycheck Protection Program (taken as a whole), and (ii) PPP Unforgiven Debt; and

(d)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Qualified Cash” in its entirety to read as follows:
“Qualified Cash” means, as of any date of determination, the amount of unrestricted (other than customary account agreements) cash and Cash Equivalents of Parent, Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States; provided, however, any proceeds received by Parent, any Borrower or any of their Subsidiaries in connection with the Paycheck Protection Program shall not constitute Qualified Cash.

(e)Section 2.12(d) of the Credit Agreement is hereby amended by adding the following new subsection (iii) immediately following subsection (ii) to read as follows:

(i)	Effect of Benchmark Transition Event.

(A)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Administrative Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.

(B)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(C)Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of
(1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark

Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark
Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 2.12(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).

(D)Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

(f)Section 4.27 of the Credit Agreement is hereby amended by adding the following new subsections (g), (h) and (i) in appropriate alphabetical order therein to read as follows:

(a)PPP Debt. All applications, documents and other information submitted to any Governmental Authority with respect to the PPP Debt shall be true and correct in all material respects. No Lender or any of its Affiliates is deemed an “affiliate” of any Loan Party or any of its Subsidiaries for any purpose related to the PPP Debt, including the eligibility criteria with respect thereto.

(b)CARES Act. Each Loan Party and each of its Subsidiaries acknowledges and agrees that (a) it has consulted its own legal and financial advisors with respect to all matters related to CARES Act, including PPP Debt (including eligibility criteria and conditions for forgiveness of such PPP Debt), the Paycheck Protection Program and the AAPP, as applicable, (b) it is responsible for making its own independent judgment with respect to any funds or loans received under the CARES Act, including the AAPP, the PPP Debt and the process leading thereto, as applicable, and (c) it has not relied on Agent, any Lender or any of their respective Affiliates with respect to any of such matters.

(c)Compliance Under CARES Act. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the
CARES Act, including the Paycheck Protection Program and the AAPP, in each case to the extent applicable.

(g)Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.20 in appropriate numerical order therein to read as follows:

5.20    CARES Act.

(a)The Loan Parties shall provide to Agent (i) a copy of the Loan Parties’ application for PPP Debt promptly (and in any event within three (3) Business Days) upon submission thereof, and (ii) copies of the PPP Debt Documents promptly (and in any event within three (3) Business Days) upon execution and delivery thereof by the parties, together with a reasonably detailed written estimate of the amount of PPP Debt that the Loan Parties reasonably anticipate will be subject to forgiveness pursuant to the provisions of the Paycheck Protection Program.

(b)The Loan Parties shall timely (and, in any event, not later than thirty (30) days (or such longer period as may be agreed by Agent or as required by the lender of the PPP Debt) after the seven-week anniversary of the initial incurrence thereof) submit all applications and required documentation necessary or desirable for the lender of the PPP Debt and/or the Small Business Administration to make a determination regarding the amount of the PPP Debt that is eligible to be forgiven.

(c)The Loan Parties shall provide to Agent copies of any amendments, modifications, waivers, supplements or consents executed and delivered by any Loan Party with respect to PPP Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Loan Party with respect to the PPP Debt, promptly (and in any event within three (3) Business Days) upon receipt thereof.

(d)The Loan Parties shall, to the extent not included in the foregoing clauses (b) or (c), promptly (and in any event within three
(3) Business Days) upon receipt or filing thereof, as applicable, provide to Agent copies of all material documents and applications with the applicable lender or any Governmental Authority relating to PPP Debt, including with respect to forgiveness of such PPP Debt.

(e)The Loan Parties shall, to the extent not included in the foregoing clauses (a), (b), (c) or (d), provide to Agent (1) copies of any applications and material documents (including any amendments, modifications, waivers, supplements or consents executed and delivered by any Loan Party in connection therewith), in each case, with respect to any loans or funds received under the CARES Act, promptly (and in any event within three (3) Business Days) upon receipt or execution thereof, and (2) copies of any notices of default received by any Loan Party with respect to any loans or funds received under CARES Act, promptly (and in any event within three (3) Business Days) upon receipt thereof.

(f)The Loan Parties shall use the proceeds of the PPP Debt solely for PPP Permitted Purposes. Without limiting anything in the foregoing, the Loan Parties shall ensure that the proceeds of the PPP Debt are not used to repay other Indebtedness, and no more than twenty-five percent (25%) in the aggregate of such PPP Debt shall be used for purposes other than for eligible payroll costs as set forth under the Paycheck Protection Program.

(g)On the PPP Forgiveness Date, the Loan Parties shall deliver to Agent a certificate of an Authorized Person of the Loan Parties certifying as to the amount of the PPP Debt that will be forgiven pursuant to the provisions of the Paycheck Protection Program, together with reasonably detailed description thereof, all in form reasonably satisfactory to Agent.

(h)Each Loan Party agrees that it will not make any claim that Agent, any Lender or any of their respective Affiliates have rendered advisory services of any nature or respect in connection with any programs, funds or loans administered under the CARES Act, including the AAPP, PPP Debt, the Paycheck Protection Program or the process leading thereto.

(h)Section 6.6(a) of the Credit Agreement is hereby amended by adding the following new subsection (iv) therein in appropriate numerical order to read as follows:

(ii)notwithstanding anything to the contrary contained in this Agreement, make any prepayment on account of any portion of the PPP Debt without the prior written consent of Agent; provided, however, a Loan Party may prepay any portion of the PPP Debt so long as (i) both before and after giving effect to such prepayment the Total Liquidity of Parent, Borrower and their Subsidiaries is not less than $25,000,000, and
(ii) no Default or Event of Default has occurred or is continuing or would result from such prepayment, or

(i)Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.17 therein in appropriate numerical order to read as follows:

8.17 CARES Act. The occurrence of an event of default with respect to any programs, funds or loans under the CARES Act (including the AAPP, the Paycheck Protection Program, the PPP Debt and any PPP Debt Document, to the extent applicable), and with respect to the PPP Debt, or the occurrence of any event or condition that results in the PPP
Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the PPP Debt to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

3.Reaffirmation of Security Interest. Loan Parties hereby confirm and agree that all security interests and liens granted to Agent continue to be perfected, first priority liens and remain in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Agent and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority, and extent of Agent’s existing security interest in and liens upon the Collateral.

4.Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)	Execution and delivery of this Amendment;

(b)Payment of all outstanding costs, fees and expenses associated with this Amendment, including without limitation, the costs, fees and expenses required under Section 6 hereof; and

(c)	Such additional documents, instruments and agreements as Agent shall request.

5.Confirmation of Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and Lender, on a joint and several basis, that, as of the date hereof:

(a)The representations and warranties set forth in the Credit Agreement and in the other Loan Documents, each as amended to date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as the date hereof, with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.

(b)This Amendment and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)The execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company, partnership or corporate action, as applicable, on the part of each Loan Party. This Amendment and each other document delivered by it in connection herewith has been duly authorized, executed and delivered to Agent by each Borrower and each is enforceable in accordance with its terms and is in full force and effect.

(d)No Default or Event of Default has occurred and is continuing on and as of the date hereof or would exist upon the consummation of the transactions contemplated by this Amendment.

6.Costs and Fees. In consideration of Agent and Lender agreeing to amend the Credit Agreement, Borrowers shall be responsible for the payment of all reasonable fees of Agent’s outside counsel (internal and external) incurred in connection with the preparation of this Amendment and any related documents.

7.No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing defaults or Events of Default under the Credit Agreement or the other Loan Documents or any of Agent’s or Lender’s rights and remedies in respect of such defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or the other Loan Documents. This Amendment cannot be amended without the prior written consent of Agent.

8.	Miscellaneous.

(a)Continuing Effect of Credit Agreement; Conflicts. Except as expressly modified pursuant hereto, no other changes or modifications to the Credit Agreement or the Loan Documents are intended or implied by this Amendment and in all other respects the Credit Agreement and the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, the Credit Agreement and the Loan Documents, the terms of this Amendment shall govern and control.

(b)Further Assurances. At Loan Parties’ expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be reasonably requested by any other party hereto to effectuate the provisions and purposes of this Amendment.

(c)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d)Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Loan Party made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or Lender, or any closing, shall affect the representations and warranties or the right of Agent and Lender to rely upon them.

(e)Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

(f)Reviewed by Attorneys. Each Loan Party hereby represents and warrants to Agent and Lender that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to discuss this Amendment and have this Amendment reviewed by, such attorneys and other Persons as such Guarantor or any such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that none of this Amendment or the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and all of the other documents executed pursuant hereto or in connection herewith.

(g)Relationship. Each Loan Party hereby agrees that the relationship among Agent and Lender, on the one hand, and each Loan Party, on the other hand, is that of creditor and debtor and not that of partners or joint venturers. Neither this Amendment nor any of the other Loan Documents constitute a partnership agreement, or any other association among Agent and Lender, on the one hand, and each Loan Party, on the other hand. Each Loan Party acknowledges that Agent and Lender have acted at all times only as a creditor to each Loan Party within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or Lender attempted to exercise any control over the Loan Parties or their respective businesses or affairs. Each Loan Party further acknowledges that Agent and Lender have not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement and the Loan Documents that in any way or to any extent has interfered with or adversely affects any ownership of Collateral by any Loan Party.

(h)Acknowledgement and Reaffirmation. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of Agent and Lender under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re- affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the date hereof, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Amendment”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each Loan Party hereby consents to this Amendment and confirm that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

(i)Release; No Action, Claims, Etc. In consideration of Agent’s and Lender’s willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges Agent and Lender and each of Agent’s and Lender’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower may have or claim to have against Agent and/or Lender. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against Agent and/or Lender, or any of Agent’s and/or Lender’s officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

(j)Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

(k)Interpretation. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(l)Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(m)Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

(n)CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; BINDING EFFECT. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; BINDING EFFECT SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
[SIGNATURE PAGES FOLLOW]

(Signature Page to Consent Under and First Amendment to Amended and Restated Credit Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

PARENT AND GUARANTOR:
SEASPINE HOLDINGS CORPORATION, a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
BORROWERS:
SEASPINE ORTHOPEDICS CORPORATION, a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
SEASPINE, INC., a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
ISOTIS, INC., a Delaware corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
SEASPINE SALES LLC, a Delaware limited liability company
By:	SeaSpine, Inc., its sole member
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer
ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer

(Signature Page to Consent Under and First Amendment to Amended and Restated Credit Agreement)

THEKEN SPINE, LLC, an Ohio limited liability company
By:	SeaSpine Orthopedics Corporation, its sole member
By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer

(Signature Page to Consent Under and First Amendment to Amended and Restated Credit Agreement)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

PARENT AND GUARANTOR:
AGENT & A LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By:	/s/ Rina Shinoda
Title: Authorized Signatory